SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2003

FREEPORT-McMoRan COPPER & GOLD INC.

           Delaware

  1-9916

          74-2480931

       (State or other

(Commission

        (IRS Employer

        jurisdiction of

  File Number)

         Identification

        incorporation or

         Number)

        organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events and Regulation FD Disclosure.

On January 15, 2003, Freeport-McMoRan Copper & Gold Inc. issued the following press release:

NEW ORLEANS, LA, January 15, 2003 -- Freeport-McMoRan Copper & Gold Inc. (NYSE:FCX) announced today that it plans to offer $250 million of senior notes due 2010.  FCX would use the net proceeds of the offering to repay borrowings under its bank credit facilities, which would then allow FCX to use amounts available under its facilities along with available cash to redeem its Series I Gold-Denominated Preferred Stock, which has a mandatory redemption date of August 1, 2003.  FCX plans to commence the offering later this week.

The notes will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  FCX plans to issue the notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

     ----------------------------------------

           C. Donald Whitmire, Jr.

      Vice President and Controller -

         Financial Reporting

         (authorized signatory and

        Principal Accounting Officer)

Date:  January 15, 2003